Exhibit 10.40

TENTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT,

LIMITED WAIVER AND AMENDMENT

This TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, LIMITED WAIVER, AND AMENDMENT (this “Amendment”), dated October 31, 2007, by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (“LaSalle”), with its principal office at 450 North Brand Blvd., Suite 950, Glendale, California 91203, the financial institutions that, from time to time, become a party to the Loan Agreement (hereinafter defined) (such financial institutions, collectively, the “Lenders” and each individually, a “Lender”), LaSalle as agent for the Lenders (in such capacity, the “Agent”), and IMPCO TECHNOLOGIES, INC., a Delaware corporation, with its principal office at 3030 South Susan Street, Santa Ana, California 92704 (the “Borrower”).

A. WHEREAS, LaSalle, as a Lender and the Agent, and the Borrower are parties to a Loan and Security Agreement dated as of July 18, 2003 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed, upon satisfaction of certain conditions, to make Revolving Advances and other financial accommodations to the Borrower; and

B. WHEREAS, the Borrower has informed the Lenders and the Agent that it is not in compliance with the following financial covenants for the periods indicated (hereinafter collectively “October Existing Defaults”) which October Existing Defaults each constitute an Event of Default under Paragraph 16(b) of the Loan Agreement:

(i) U.S. Minimum Pre-Tax Income covenant set forth in Paragraph 14(x)(v) of the Loan Agreement for the months ended December 31, 2006, August 31, 2007 and September 30, 2007;

(ii) Minimum Tangible Net Worth covenant set forth in Paragraph 14(x)(i) of the Loan Agreement for the fiscal quarter ending September 30, 2007;

(iii) Minimum Consolidated EBITDA covenant set forth in Paragraph 14(p)(ii), Minimum U.S. EBITDA covenant as previously set forth in Paragraph 14(x)(ii), Fixed Charge Coverage Ratio covenant as previously set forth in Paragraph 14(x)(iii), U.S. Leverage Ratio covenant as previously set forth in Paragraph 14(x)(iv); Fixed Charge Coverage Ratio covenant as previously set forth in Paragraph 14(p)(iii) and the Consolidated Leverage Ratio covenant as previously set forth in Paragraph 14(p)(iv) of the Loan Agreement, each for each of the fiscal quarters ending June 30, 2004, through and including September 30, 2006.

C. WHEREAS, the Borrower has requested that the Lenders and the Agent agree to: (a) waive the October Existing Defaults and (b) amend the Loan Agreement in certain respects, and the Lenders and the Agent are willing to waive the October Existing Defaults and amend Loan Agreement, all on the terms and subject to the conditions hereinafter set forth. Capitalized terms used herein, unless otherwise defined herein, shall have the meaning set forth in the Loan Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1. Recitals. The Borrower confirms that the Recitals above are true and correct.

2. Limited Waiver.

(a) The Lenders and the Agent hereby waive the October Existing Defaults and agree not to exercise any rights or remedies available as a result of the occurrence thereof.

(b) The waiver granted herein is a one-time waiver, given solely for the specific covenants and specific time periods set forth in Recital B hereof. Nothing contained in this Amendment constitutes a waiver by the Lenders or the Agent of any other terms or provisions of the Loan Agreement or the Other Agreements, whether or not the Lenders or the Agent have any knowledge thereof, nor may anything contained in this Amendment be deemed a waiver by the Lenders or the Agent of any non-compliance with the terms or provisions of the Loan Agreement or the Other Agreements that may occur after the date of this Amendment.

3. Reset of Certain Covenants.

(a) Paragraph 14(x)(v) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(v) U.S. Minimum Pre-Tax Income. Borrower shall maintain and cause the U.S. Consolidated Group to maintain, as of the end of each fiscal period set forth below, Pre-Tax Income of not less than the respective amount set forth below opposite each such fiscal period:

Fiscal Period	Minimum Pre-Tax Income

January 1, 2005 through end of FQ1 2005	$200,000

January 1, 2005 through end of FQ2 2005	$500,000

January 1, 2005 through end of FQ3 2005	$800,000

Four consecutive fiscal quarters ending at end of FQ4 2005	$1,000,000

Four consecutive fiscal quarters ending at end of FQ1 2006	$1,200,000

Four consecutive fiscal quarters ending at end of FQ2 2006	$1,600,000

Fiscal Period	Minimum Pre-Tax Income

Four consecutive fiscal quarters ending at end of FQ3 2006	$1,400,000

Month ending October 31, 2007	($600,000)

Two Months ending November 30, 2007	($700,000)

Three Months ending December 31, 2007	($800,000)”

(b) Paragraph 14(x)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“ (i) Tangible Net Worth. Borrower shall cause the U.S. Consolidated Group to maintain, as of the end of each fiscal quarter, Tangible Net Worth of not less than the respective amount set forth below opposite each such fiscal quarter:

Fiscal Quarter	Minimum Tangible Net Worth

FQ4 2004	$8,500,000
FQ1 2005	$17,500,000
FQ2 2005	$18,000,000
FQ3 2005	$17,000,000
FQ4 2005	$17,000,000
FQ1 2006	$16,500,000
FQ2 2006	$17,000,000
FQ3 2006 and each fiscal quarter thereafter through September 30, 2007	$16,000,000
Month ended October 31, 2007	$14,000,000
Month ended November 30, 2007	$13,900,000
Month ended December 31, 2007 and thereafter	$13, 800,000”

4. Extension of Term. The first sentence of Paragraph 12(a) of the Loan Agreement is hereby deleted and replaced in its entirety by the following:

“(a) This Agreement shall be in effect from the date hereof until January 31, 2008 (the “Term”), unless the due date of the Liabilities is accelerated pursuant to paragraph 17 hereof, in which case this Agreement shall terminate on the date thereafter that the Liabilities are paid in full, provided, however, that the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the date upon which payment and satisfaction in full of the Liabilities shall have occurred.”

5. Subordinated Debt Payments. The Borrower has represented to the Agent and the Lenders that it will not make any payments of principal to MTM until after January 31, 2008, payment in full of the Liabilities and termination of the Loan Agreement. Alternatively, Borrower may make payments of principal to MTM so long as MTM immediately returns the same amount of funds to Borrower as a subordinated loan which will not be repaid in whole or in part until after payment in full of the Liabilities and termination of the Loan Agreement. The foregoing shall be deemed an additional representation and warranty under Paragraph 13 of the Loan Agreement.

6. Revolving Loan Commitment. The definition of “Revolving Loan Commitment” set forth in Paragraph 1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘Revolving Loan Commitment’ shall mean the sum of $7,000,000.”

7. Examination Fees. Section 5(h) of the Loan Agreement is hereby amended in its entirely to read as follows:

“(h) Examination and Appraisal Fees. In addition to the costs and expenses described in paragraph 5(g) hereof, Borrower shall pay to Agent for its own account an examination fee of $850 per Person per day charged by Agent for each examination performed by or at Agent’s direction of Borrower’s books and records and Collateral and such other matters as Agent shall deem appropriate in its commercially reasonable judgment together with each such Person’s out of pocket expenses incurred in connection with each such examination, each such fee and out of pocket expenses to be paid upon the completion of each such examination.”

8. Amendment Fee. In addition to all other fees and charges, Borrower agrees to pay to Agent on the date hereof a fully-earned, non-refundable amendment fee of $50,000 (the “Amendment Fee”).

9. Release. As a material inducement to the Agent and the Lenders to enter into this Amendment, Borrower hereby releases the Agent and each Lender, and their respective directors, officers, employees, affiliates, representatives, attorneys, and agents, from any and all claims, demands, debts, liabilities, actions, and causes of action of every kind, known or unknown, and character based upon, relating to, or arising out of the Loan Agreement and related transactions in any way (collectively “Claims”).

The Borrower intends the above release to cover, encompass, release, and extinguish, inter alia, all Claims that might otherwise be reserved by California Civil Code Section 1542 or any similar provision of New York law. California Civil Code Section 1542 provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action, and agrees that this Amendment and the above releases are and will remain effective in all respects notwithstanding any such differences or additional facts.

10. Acknowledgments and Confirmations. The Borrower, the Lenders and the Agent hereby acknowledge and confirm that as of the Effective Date (defined below): (i) all references in the Loan Agreement to “this Agreement” will be deemed to refer to the Loan Agreement, as amended by this Amendment; and (ii) all references in each of the Other Agreements to the “Loan Agreement” will be deemed to refer to the Loan Agreement, as amended by this Amendment.

11. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Agent, that:

(a) Each of the representations and warranties set forth in Paragraph 13 of the Loan Agreement is true in all material respects as of the date hereof, except for changes in the ordinary course of business, that, either singly or in the aggregate, are not materially adverse to the business or financial condition of the Borrower or to the Collateral and except for the Existing Default.

(b) As of the date hereof, after giving effect to the terms of this Agreement, there exists no Default or Event of Default.

(c) The Borrower has the power to execute, deliver, and perform this Amendment and all agreements, instruments, and documents executed in connection herewith (this Amendment and such other agreements, instruments, are documents are sometimes hereinafter referred to collectively as the “Amendment Documents”). The Borrower has taken all necessary action to authorize the execution, delivery, and performance of this Amendment and the other Amendment Documents. No consent or approval of any entity or Person (including without limitation, any shareholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right, and no consent, license, approval, authorization, or declaration of any governmental authority, bureau, or agency is required in connection with the execution, delivery, or performance by the Borrower, or the validity or enforcement, of this Amendment or the other Amendment Documents.

(d) The execution and delivery by the Borrower of this Amendment and the other Amendment Documents and performance by it hereunder and thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau, or agency, domestic or foreign, or the certificate of incorporation or by-laws of the Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note, or indenture to which the Borrower is a party, or by which it is bound or any of its properties or assets is affected (including without limitation, the Subordinated Debt Documents), or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower, other than the Liens contemplated by this Amendment.

(e) This Amendment and the other Amendment Documents have been duly executed and delivered by the Borrower and constitute the valid and legally binding obligation of the Borrower, enforceable in accordance with their respective terms.

12. Conditions to Effectiveness of Amendment and Waiver. This Amendment is effective upon the Borrower and the Agent executing this Amendment and delivering same to the Agent and payment of the Amendment Fee (the “Effective Date”).

13. Further Assurances. The Borrower agrees that it will, from time to time, execute and/or deliver all agreements, instruments, and documents and do and perform all actions and things (all at the Borrower’s sole expense) as the Agent may reasonably request to carry out the intent and terms of this Amendment.

14. Miscellaneous.

(a) The Borrower’s breach of any of its covenants contained in this Amendment will constitute an Event of Default.

(b) Nothing contained in this Agreement imposes an obligation on the Lenders or the Agent to further amend the Loan Agreement or waive compliance with any other provision.

(c) Except as set forth in this Amendment, none of the Lenders nor the Agent waive any breach of, or Default or Event of Default under, the Loan Agreement, nor any right or remedy the Lenders or the Agent may have under the Loan Agreements, the Other Agreements, or applicable law, all of which rights and remedies are expressly reserved.

(d) Except as specifically amended in this Amendment, the Loan Agreement and the Other Agreements remain in full force and effect in accordance with their respective terms.

(e) No modification or waiver of or with respect to any provision of this Amendment and all other agreements, instruments, and documents delivered pursuant hereto or referred to herein, nor consent to any departure by any party hereto or thereto from any of the terms or conditions hereof or thereof, will in any event be effective, unless it is in writing and signed by each party hereto, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given.

(f) This Amendment, together with all of the other agreements, instruments, and documents referred to herein, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

(g) Without in any way limiting Paragraph 14(r) of the Loan Agreement, the Borrower shall pay all of the Lenders’ and the Agent’s fees, costs, and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including without limitation, the Lenders’ and the Agent’s legal fees and expenses incurred in connection with the preparation, negotiation, consummation, and, if required, the enforcement, of this Amendment and the other Amendment Documents.

(h) This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(i) EACH OF THE PARTIES TO THIS AMENDMENT HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT PERTAINS DIRECTLY OR INDIRECTLY TO THIS AMENDMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF THE BORROWER, THE AGENT, OR THE LENDERS OR THAT, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG THE BORROWER, THE AGENT, AND/OR THE LENDERS. IN NO EVENT WILL THE AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

(j) This Amendment is governed by and must be construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction.

(k) The parties to this Amendment prefer that any dispute between or among them be resolved in litigation subject to a jury trial waiver as set forth above. Only if a pre-dispute jury trial waiver of the type provided for above is unenforceable in litigation to resolve any dispute, claim, cause of action or controversy under this Amendment, the Loan Agreement or any of the Other Agreements (each, a “Cause of Action”) in the venue where the Cause of Action is being brought pursuant to the terms of this Amendment, then, upon the written request of any party, such Cause of Action, including any and all questions of law or fact relating thereto, shall be determined exclusively by a judicial reference proceeding. Except as otherwise provided in this Section 13 above, venue for any such reference proceeding shall be in the state or federal court in the County or District where venue is appropriate under applicable law (the “Court”). The parties shall select a single neutral referee, who shall be a retired state or federal judge. If the parties cannot agree upon a referee within 15 days, the Court shall appoint the referee. The referee shall report a statement of decision to the Court. Notwithstanding the foregoing, nothing in this paragraph shall limit the right of Agent or Lenders to exercise self-help remedies, foreclose against collateral or obtain provisional remedies (including without limitation, requests for temporary restraining orders, preliminary injunctions, writs of possession, writs of attachment, appointment of a receiver, or any orders that a court may issue to preserve the status quo, to prevent irreparable injury or to allow a party to enforce its liens and security interests). The parties shall bear the fees and expenses of the referee equally unless the referee orders otherwise. The referee also shall determine all issues relating to the applicability, interpretation, and enforceability of this Section. The parties acknowledge that any Cause of Action determined by reference pursuant to this Section 13(k) shall not be adjudicated by a jury.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above set forth.

LASALLE BUSINESS CREDIT, LLC,
as a Lender and as Agent

By:	/s/ Ron Bornstein

Name:	Ron Bornstein

Title:	First Vice President

IMPCO TECHNOLOGIES, INC.,
as Borrower

By:	/s/ Thomas M. Costales

Name:	Thomas M. Costales

Title:	CFO

Signature Page